Exhibit 10.6

                             PLEDGE AGREEMENT

      PLEDGE AGREEMENT (this "Agreement"), dated November 3, 2000, made by WASTEMASTERS, INC. (the "Pledgor") in favor of STONESTREET L.P. and ESQUIRE TRADE & FINANCE INC. (collectively, the "Pledgees", and each individually, a "Pledgee").

                      W  I  T  N  E  S  S  E  T  H:

      WHEREAS, pursuant to the provisions of that certain Convertible Debenture and Warrants Purchase Agreement of even date herewith between the Pledgor and the Pledgees (the "Purchase Agreement"), the Pledgees have agreed to lend to the Pledgor and the Pledgor has agreed to borrow from the Pledgees $500,000 under certain terms and conditions set forth in the Purchase Agreement; and

      WHEREAS, pursuant to the provisions of the Purchase Agreement, and as a condition to the obligation of the Pledgees to lend thereunder, the Pledgor has agreed to make the pledge contemplated by this Agreement; and

      WHEREAS, all capitalized terms used but not defined herein shall have the meanings ascribed to them in the Purchase Agreement.

      NOW, THEREFORE, in consideration of the premises, covenants and promises contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

      SECTION 1. Pledge. The Pledgor hereby pledges to the Pledgees, and grants to the Pledgees a continuing security interest in, the following (collectively, the "Pledged Collateral"):

  (a) 800,000 shares of common stock (the "Pledged Shares") of Global Eco-Logical Services, Inc. ("Issuer") and the certificates identified in
Schedule 1(a) annexed hereto representing the Pledged Shares, and all dividends, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the Pledged Shares; and

  (b) all proceeds of any and all of the foregoing Pledged Collateral, in whatever form (including, without limitation, proceeds that constitute property of the types described above).

      SECTION 2. Security for Obligations. This Agreement secures the payment and performance of the following obligations (collectively, the "Obligations"): all present and future indebtedness, obligations, covenants, duties and liabilities of any kind or nature of the Pledgor to the Pledgees (or any of them) now existing or hereafter arising under or in connection with this Agreement, the Purchase Agreement, the Convertible Debentures, the Escrow Agreement, the Registration Rights Agreement and any and all related agreements, documents and instruments, each as now existing and as hereafter amended, modified and supplemented (collectively, the "Transaction Documents").

      SECTION 3. Delivery of Pledged Collateral. Concurrently herewith, all certificates representing or evidencing the Pledged Shares, in suitable form for transfer by delivery, or accompanied by instruments of transfer or assignment duly executed in blank, are being deposited with and delivered to Esquire Trade & Finance Inc. (the "Agent"), as collateral agent for the Pledgees. The Agent shall have the right, at any time after the occurrence of an Event of Default (as hereinafter defined), without notice to the Pledgor, to transfer to or to register in the name of the Agent or its nominees any or all of the Pledged Collateral. In addition, the Agent shall have the right at any time to exchange certificates or instruments representing or evidencing Pledged Collateral for certificates or instruments of smaller or larger denominations.

      SECTION 4. Representations and Warranties. The Pledgor represents and warrants as follows:

      (a) The Pledgor is the legal, record and beneficial owner of the Pledged Collateral, free and clear of any lien, security interest, restriction, option or other charge or encumbrance (collectively, "Liens") except for the security interest created by this Agreement and certain conditions on resale of Common Stock Certificate No. 2067 as set forth in that certain agreement, dated November 3, 2000, entered into between Wastemasters, Inc. and Global Eco-Logical Services, Inc.

      (b) The pledge of the Pledged Collateral pursuant to this Agreement creates a valid and perfected first priority security interest in the Pledged Collateral, securing payment and performance of the Obligations.

      (c) No consent of any other person or entity and no authorization, approval, or other action by, and no notice to or filing with, any governmental authority or regulatory body is required (i) for the pledge by the Pledgor of the Pledged Collateral pursuant to this Agreement or for the execution, delivery or performance of this Agreement by the Pledgor,
(ii) for the perfection or maintenance of the security interest created hereby (including the first priority nature of such security interest), or
(iii) for the exercise by the Agent of the voting or other rights provided for in this Agreement or the remedies in respect of the Pledged Collateral pursuant to this Agreement (except as may be required in connection with any disposition of any portion of the Pledged Collateral by laws affecting the offering and sale of securities generally).

      (d) There are no conditions precedent to the effectiveness of this Agreement that have not been satisfied or waived.

      (e) The mailing address of the chief executive office and principal place of business of the Pledgor is 205 South Bickord Avenue, Oklahoma City, OK 73036, and the Pledgor will not change the location of such office except upon not less than thirty (30) days' prior written notice to the Agent and the Pledgees.

      SECTION 5. Further Assurances. The Pledgor agrees that at any time and from time to time, at the expense of the Pledgor, the Pledgor shall promptly execute and deliver all further instruments and documents, and take all further action, that may be necessary or desirable, or that the Agent and/or the Pledgees may reasonably request, in order to perfect and protect any security interest granted or purported to be granted hereby or to enable the Agent and/or any Pledgee to exercise and enforce its rights and remedies hereunder with respect to any Pledged Collateral.

      SECTION 6.  Voting Rights; Dividends; Etc.

      (a)  So long as no Event of Default shall have occurred:

      (i) The Pledgor shall be entitled to exercise or refrain from exercising any and all voting and other consensual rights pertaining to the Pledged Collateral or any part thereof for any purpose not inconsistent with the terms of this Agreement; provided, however, that the Pledgor shall not exercise or refrain from exercising any such right if, in the reasonable judgment of the Pledgees, such action would have a material adverse effect on the value of the Pledged Collateral or any material part thereof; provided, further, that the Pledgor shall give the Pledgees at least ten (10) days' prior written notice of the manner in which it intends to exercise, or the reasons for refraining from exercising, any such right.

      (ii) The Pledgor shall be entitled to receive and retain any and all cash dividends and interest paid in respect of the Pledged Collateral; provided, however, that any and all:

      (A) dividends and interest paid or payable other than in cash in respect of, and instruments and other property received, receivable or otherwise distributed in respect of, or in exchange for, any Pledged Collateral,

      (B) dividends and other distributions paid or payable in cash in respect of any Pledged Collateral in connection with a partial or total liquidation or dissolution or in connection with a reduction of capital, capital surplus or paid-in-surplus, and

      (C) cash paid, payable or otherwise distributed in respect of principal of, or in redemption of, or in exchange for, any Pledged Collateral,

shall be, and shall be forthwith delivered to the Agent to hold as, Pledged Collateral, and shall, if received by the Pledgor, be received in trust for the benefit of the Pledgees, be segregated from the other property or funds of the Pledgor, and be forthwith delivered to the Agent as Pledged Collateral in the same form as so received (with any necessary endorsement or assignment).

      (b)  Upon and after the occurrence of any Event of Default:

      (i) All rights of the Pledgor to exercise or refrain from exercising the voting and other consensual rights which it would otherwise be entitled to exercise pursuant to Section 6(a)(i) and to receive the dividends and interest payments which it would otherwise be authorized to receive and retain pursuant to Section 6(a)(ii) shall cease, and all such rights shall thereupon become vested in the Agent who shall thereupon have the sole right to exercise or refrain from exercising such voting and other consensual rights and to receive and hold as Pledged Collateral such dividends and interest payments.

      (ii) All dividends and interest payments which are received by the Pledgor contrary to the provisions of paragraph (i) of this Section 6(b) shall be received in trust for the benefit of the Pledgees, shall be segregated from other funds of the Pledgor and shall be forthwith paid over to the Agent as Pledged Collateral in the same form as so received (with any necessary endorsement).

      SECTION 7. Transfers and Other Liens; Additional Shares. The Pledgor agrees that it shall not (i) sell, assign (by operation of law or otherwise) or otherwise dispose of, or grant any option with respect to, any of the Pledged Collateral, or (ii) create or permit to exist any Lien upon or with respect to any of the Pledged Collateral, except for the security interest granted pursuant to this Agreement.

      SECTION 8. Agent Appointed Attorney-in-Fact. The Pledgor hereby appoints the Agent as the Pledgor's attorney-in-fact, with full authority in the place and stead of the Pledgor and in the name of the Pledgor or otherwise, from time to time in the Agent's discretion to take any action and to execute any instrument which the Agent may deem necessary or desirable to accomplish the purposes of this Agreement, including, without limitation, to receive, endorse and collect all instruments made payable to the Pledgor representing any dividend, interest payment or other distribution in respect of the Pledged Collateral or any part thereof and to give full discharge for the same.

      SECTION 9. Pledgees May Perform. If the Pledgor fails to perform any agreement contained herein, the Agent and/or any Pledgee may itself perform, or cause performance of, such agreement, and the expenses of the Agent and/or such Pledgee incurred in connection therewith shall be payable by the Pledgor under Section 14.

      SECTION 10. The Agent's Duties. The duties and rights of the Agent are as set forth on Annex A attached hereto and incorporated herein by reference. Any fees of the Agent for its services hereunder shall be paid by the Pledgees. The powers conferred on the Agent hereunder are solely to protect the interests of the Pledgees in the Pledged Collateral and shall not impose any duty upon the Agent to exercise any such powers. Except for the safe custody of any Pledged Collateral in its possession and the accounting for moneys actually received it hereunder, neither the Agent nor any Pledgee shall have any duty as to any Pledged Collateral, as to ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders or other matters relative to any Pledged Collateral, whether or not such party has or is to have knowledge of such matters, or as to the taking of any necessary steps to preserve rights against any parties or any other rights pertaining to any Pledged Collateral. The Agent and each Pledgee shall be deemed to have exercised reasonable care in the custody and preservation of any Pledged Collateral in its possession if such Pledged Collateral is accorded treatment substantially equal to that which such party accords its own property.

      SECTION 11. Event of Default. The occurrence of any of the following events shall constitute an event of default under this Agreement (each, an "Event of Default"):

      (a) The failure of the Pledgor to observe, perform or comply with any act, duty, covenant, agreement or obligation under this Agreement;

      (b) If any of the representation or warranty of the Pledgor set forth in this Agreement shall be breached or shall be untrue or incorrect in any material respect;

      (c) The filing of any financing statement with regard to any of the Pledged Collateral other than pursuant to this Agreement, or the attachment of any additional Lien to any portion of the Pledged Collateral in favor of any Person other than the Pledgees; or

      (d) If any default or event of default shall occur under any of the Transaction Documents, including, without limitation, any "Event of Default" as defined in the Convertible Debentures.

      SECTION 12. Cross-Default; Cross-Collateralization.The Pledgor acknowledges and agrees that any default under the terms of this Agreement shall constitute a default by the Pledgor under the Convertible Debentures and the other Transaction Documents, and that any default under the Convertible Debentures or any of the other Transaction Documents shall constitute a default under this Agreement. The security interests, liens and other rights and interests in and relative to any of the real or personal property of the Pledgor now or hereafter granted to the Pledgees by the Pledgor pursuant to any agreement, document or instrument, including, but not limited to, this Agreement, the Purchase Agreement or the Convertible Debentures, shall serve as security for any and all of the Obligations, and, for the repayment thereof, Pledgees may resort to any such collateral in such order and manner as they may elect.

      SECTION 13. Remedies upon Event of Default. Upon and after the occurrence of any Event of Default:

      (a) The Agent may exercise in respect of the Pledged Collateral, in addition to other rights and remedies provided for herein or otherwise available to the Agent (including, without limitation, the vesting in the Agent pursuant to Section 6(b)(i) of the sole right to exercise voting rights pertaining to the Pledged Collateral, including, without limitation, voting rights with respect to the sale of assets of Issuer), all the rights and remedies of a secured party on default under the Uniform Commercial Code in effect in the State of New York at that time (the "UCC") (whether or not the UCC applies to the affected Collateral), and may also, without notice except as specified below, sell the Pledged Collateral or any part thereof in one or more parcels at public or private sale, at any exchange, broker's board or at any of the Agent's offices or elsewhere, for cash, on credit or for future delivery, and upon such other terms as the Agent may deem commercially reasonable. The Pledgor agrees that, to the extent notice of sale shall be required by law, at least ten
(10) days' notice to the Pledgor of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. The Agent shall not be obligated to make any sale of Pledged Collateral regardless of notice of sale having been given. The Agent may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned. The Pledgor acknowledges and agrees that the Pledged Collateral consisting of the Pledged Shares, and/or any other shares of common stock of Issuer, is of a type customarily sold on a recognized market, and accordingly that no notice of the sale thereof need be given.

      (b) Any cash held by the Agent or any Pledgee as Pledged Collateral and all cash proceeds received by the Agent or any Pledgee in respect of any sale of, collection from, or other realization upon all or any part of the Pledged Collateral may, in the discretion of the Agent or such Pledgee, be held as collateral for, and/or then or at any time thereafter be applied (after payment of any amounts payable pursuant to Section 14) in whole or in part against, all or any part of the Obligations, pro rata to the respective Obligations of each Pledgee in proportion to their respective principal amounts of Convertible Debentures. Any surplus of such cash or cash proceeds held by the Agent or any Pledgee and remaining after payment in full of all the Obligations shall be paid over to the Pledgor or to whomsoever may be lawfully entitled to receive such surplus.

      SECTION 14. Expenses. The Pledgor shall upon demand pay to the Agent and/or the applicable Pledgee the amount of any and all reasonable expenses, including reasonable attorneys' fees and expenses and the reasonable fees and expenses of any experts and agents, which the Agent and/or such Pledgee may incur in connection with (a) the administration of this Agreement, (b) the custody or preservation of, or the sale of, collection from, or other realization upon, any of the Pledged Collateral,
(c) the exercise or enforcement of any of the rights of the Agent and/or such Pledgee hereunder or (d) the failure by the Pledgor to perform or observe any of the provisions hereof.

      SECTION 15. Continuing Security Interest; Termination. This Agreement shall create a continuing security interest in the Pledged Collateral and shall remain in full force and effect until the indefeasible payment in full of the Obligations. Upon the indefeasible payment in full of the Obligations, the security interest granted hereby shall terminate and all rights to the Pledged Collateral shall revert to the Pledgor. Upon any such termination, the Agent shall, at the Pledgor's expense, return to the Pledgor such of the Pledged Collateral as shall not have been sold or otherwise applied pursuant to the terms hereof and execute and deliver to the Pledgor such documents as the Pledgor shall reasonably request to evidence such termination.

      SECTION 16. Governing Law; Terms. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York, without regard to principles of conflict of laws. The Pledgor agrees to submit itself to the in personam jurisdiction of the state and federal courts situated within the Southern District of the State of New York with regard to any controversy arising out of or relating to this Agreement. Unless otherwise defined herein, terms defined in Article 9 of the UCC are used herein as therein defined.

      SECTION 17. Notice. All notices and other communications hereunder shall be in writing and shall be deemed to have been received when delivered personally (which shall include, without limitation, via express overnight courier) or if mailed, three (3) business days after having been mailed by registered or certified mail, return receipt requested, postage prepaid, to the addresses of the parties as set forth in the Purchase Agreement.

      SECTION 18. Waivers.

      (a)  Waivers.The Pledgor waives any right to require the Pledgees to
(i) proceed against any person, (ii) proceed against any other collateral under any other agreement, (iii) pursue any other remedy, or (iv) make presentment, demand, dishonor, notice of dishonor, acceleration and/or notice of non-payment.

      (b) Waiver of Defense.No course of dealing between the Pledgor and the Pledgees, nor any failure to exercise nor any delay in exercising on the part of the Agent or any Pledgee, any right, power, or privilege under this Agreement or under any of the other Transaction Documents shall operate as a waiver. No single or partial exercise of any right, power, or privilege under this Agreement or under any of the other Transaction Documents shall preclude any other or further exercise of such right, power, or privilege or the exercise of any other right, power, or privilege.

      SECTION 19. Rights Are Cumulative. All rights and remedies of the Agent and the Pledgees with respect to the Pledged Collateral, whether established by this Agreement, the other Transaction Documents or by law, shall be cumulative and may be exercised concurrently or in any order.

      SECTION 20. Indemnity. The Pledgor agrees to indemnify and hold harmless the Agent, the Pledgees and their respective successors and assigns against and from all liabilities, losses, and costs (including, without limitation, reasonable attorneys' fees) arising out of or relating to the taking or the failure to take action in respect of any transaction effectde under this Agreement or in connection with the lien provided for herein, including, without limitation, any and all excise, sales or other taxes which may be payable or determined to be payable with respect to any of the Pledged Collateral. The liabilities of the Pledgor under this
Section 20 shall survive the termination of this Agreement.

      SECTION 21. Severability. The provisions of this Agreement are severable. If any provision of this Agreement is held invalid or unenforceable in whole or in part in any jurisdiction, then such invalidity or unenforceability shall affect only such provision, or part thereof, in such jurisdiction, and shall not in any manner affect such provision or part thereof in any other jurisdiction, or any other provision of this Agreement in any jurisdiction.

      SECTION 22. Counterparts. This Agreement may be executed in several counterparts, each of which shall be considered an original, but all of which together shall constitute one and the same instrument.

      SECTION 23. Amendments; Entire Agreement. This Agreement is subject to modification only by a writing signed by the parties. To the extent that any provision of this Agreement conflicts with any provision of the Purchase Agreement or the Convertible Debentures, the provision giving Pledgees greater rights or remedies shall govern, it being understood that the purpose of this Agreement is to add to, and not detract from, the rights granted to Pledgees under the Purchase Agreement and the Convertible Debentures. This Agreement, the Purchase Agreement, the Convertible Debentures and the other Transaction Documents constitute the entire agreement of the parties with respect to the subject matter of this Agreement.

      SECTION 24. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, executors, legal representatives, successors and assigns; provided, however, that the Pledgor may not, without the prior written consent of the Pledgees, assign or delegate any rights, powers, duties or obligations hereunder, and any such purported assignment or delegation without such consent shall be null and void.

                 [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]



IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Agreement as of the date first above written.


PLEDGOR:

WASTEMASTERS, INC.


By: /S/ A. Leon Blaser

A. Leon Blaser, Ph.D., Chairman & CEO



PLEDGEES:


ESQUIRE TRADE & FINANCE INC.

(as Pledgee and Agent)


By: /s/ Gisela Kindle

Gisela Kindle, Director


/s/ M. Finklestein
(Stonestreet LP)

Michael Finklestein, Vice President





                               SCHEDULE 1(a)

                              Pledged Shares



800,000 shares of Common Stock of Global Eco-Logical Services, certificated as follows:






Number of Shares                  Certificate No.
400,000                                 2067
400,000                                 2114






                                                   ANNEX A
                                                     to
                                                   PLEDGE
                                                  AGREEMENT

                                  THE AGENT

      1. Appointment. The Pledgees and the Pledgor (all capitalized terms used herein and not otherwise defined shall have the respective meanings provided in the Security and Pledge Agreement to which this Annex A is attached (the "Agreement")), by their acceptance of the benefits of the Agreement, hereby designate Esquire Trade & Finance Inc. as the Agent to act as specified herein and in the Agreement. Each Pledgee and the Pledgor shall be deemed irrevocably to authorize the Agent to take such action on its behalf under the provisions of the Agreement and any other instruments and agreements referred to herein or therein and to exercise such powers and to perform such duties hereunder and thereunder as are specifically delegated to or required of the Agent by the terms hereof and thereof and such other powers as are reasonably incidental thereto. The Agent may perform any of its duties hereunder by or through its agents or employees.

      2. Nature of Duties. The Agent shall have no duties or responsibilities except those expressly set forth in the Agreement. Neither the Agent nor any of its shareholders, officers, directors, employees or agents shall be liable for any action taken or omitted by it as such under the Agreement or hereunder or in connection herewith or therewith, unless caused by its or their gross negligence or willful conduct. The duties of the Agent shall be mechanical and administrative in nature; the Agent shall not have by reason of the Agreement a fiduciary relationship in respect of the Pledgor or any Pledgee; and nothing in the Agreement, expressed or implied, is intended to or shall be so construed as to impose upon the Agent any obligations in respect of the Agreement except as expressly set forth herein and therein.

      3. Lack of Reliance on the Agent. Independently and without reliance upon the Agent, each Pledgee, to the extent it deems appropriate, has made and shall continue to make (i) its own independent investigation of the financial condition and affairs of Pledgor and its subsidiaries in connection with such Pledgee's investment in the Pledgor, the creation and continuance of the Obligations, the transactions contemplated by the Transaction Documents, and the taking or not taking of any action in connection therewith, and (ii) its own appraisal of the creditworthiness of the Pledgor and its subsidiaries, and of the value of the Pledged Collateral from time to time, and the Agent shall have no duty or responsibility, either initially or on a continuing basis, to provide any Pledgee with any credit, market or other information with respect thereto, whether coming into its possession before any Obligations are incurred or at any time or times thereafter. The Agent shall not be responsible to Pledgor or any Pledgee for any recitals, statements, information, representations or warranties herein or in any document, certificate or other writing delivered in connection herewith, or for the execution, effectiveness, genuineness, validity, enforceability, perfection, collectibility, priority or sufficiency of the Agreement, or for the financial condition of the Pledgor or the value of any of the Pledged Collateral, or be required to make any inquiry concerning either the performance or observance of any of the terms, provisions or conditions of the Agreement, or the financial condition of the Pledgor, or the value of any of the Pledged Collateral, or the existence or possible existence of any default or Event of Default under the Agreement, the Convertible Debentures oor any of the other Transaction Documents.

      4. Certain Rights of the Agent. The Agent shall have the right to take any action with respect to the Pledged Collateral, on behalf of all of the Pledgees. To the extent practical, the Agent shall request instructions from the Pledgees with respect to any material act or action (including failure to act) in connection with the Agreement, and shall be entitled to act or refrain from acting in accordance with the instructions of Pledgees holding a majority in principal amount of Convertible Debentures; if such instructions are not provided despite the Agent's request therefor, the Agent shall be entitled to refrain from such act or taking such action, and if such action is taken, shall be entitled, to the extent requested, to appropriate indemnification from the Pledgees in respect of actions to be taken by the Agent; and the Agent shall not incur liability to any Person by reason of so refraining. Without limiting the foregoing, no Pledgee shall have any right of action whatsoever against the Agent as a result of the Agent acting or refraining from acting hereunder in accordance with the terms of the Agreement, and the Pledgor shall have no right to question or challenge the authority of, or the instructions given to, the Agent pursuant to the foregoing.

      5. Reliance. The Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, resolution, notice, statement, certificate, telex, teletype or telecopier message, cablegram, radiogram, order or other document or telephone message signed, sent or made by the proper person or entity, and, with respect to all legal matters pertaining to the Agreement and its duties thereunder, upon advice of counsel selected by it.

      6. Indemnification. To the extent that the Agent is not reimbursed and indemnified by the Pledgor and/or its subsidiaries, the Pledgees will jointly and severally reimburse and indemnify the Agent, in proportion to their respective principal amounts of Convertible Debentures, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against the Agent in performing its duties hereunder or under the Agreement, or in any way relating to or arising out of the Agreement except for those determined by a final judgment (not subject to further appeal) of a court of competent jurisdiction to have resulted solely from the Agent's own gross negligence or willful misconduct.

      7.  Resignation by the Agent.

       (a) The Agent may resign from the performance of all its functions and duties under the Agreement at any time by giving 30 days' prior written notice (as provided in the Agreement) to the Pledgor and the Pledgees. Such resignation shall take effect upon the appointment of a successor Agent pursuant to clauses (b) and (c) below.

       (b) Upon any such notice of resignation, the Pledgees, acting unanimously, shall appoint a successor Agent hereunder.

       (c) If a successor Agent shall not have been so appointed within said 30-day period, the Agent shall then appoint a successor Agent who shall serve as Agent until such time, if any, as the Pledgees appoint a successor Agent as provided above. If a successor Agent has not been appointed within such 30-day period, the Agent may petition any court of competent jurisdiction or may interplead the Pledgor and the Pledgees in a proceeding for the appointment of a successor Agent, and all fees, including, but not limited to, extraordinary fees associated with the filing of interpleader and expenses associated therewith, shall be payable by the Pledgor on demand.
NY:129668.1	11


EXHIBIT G


NY:129668.1